SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                                   -----------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   -----------

                              MIKE'S ORIGINAL, INC.

             (Exact Name of Registrant as Specified in its Charter)

                                   -----------

          Delaware                                11-3214529
   (State of Incorporation)              (I.R.S. Employer Identification No.)

                              131 Jericho Turnpike
                             Jericho, New York 11753
                    (Address of Principal Executive Offices)

                                  ------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

       Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class                     Name of each exchange on which
Being Registered                        Each Class is to be Registered
---------------------                   --------------------------------
Units consisting of one share                     None
Common Stock, par value $.001
per share and one Class A Warrant

Common Stock, par value $.001 per share           None

Class A Warrant                                   None

Item 1.   Description of Registrant's Securities to be Registered:

     The description of the securities to be registered hereby is incorporated by reference to the description contained in Amendment No. 2 to the Registrant's Registration Statement No. 333-21575 on Form SB-2, as filed with the Securities and Exchange Commission (the "Commission") on April 18, 1997.


Item 2.   Exhibits.

     1. Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 333-21575 on Form SB-2, as amended).

     2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 333-21575 on Form SB-2, as amended).

     3. Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-21575 on Form SB-2, as amended).

     4. Warrant certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-21575 on Form SB-2, as amended).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   MIKE'S ORIGINAL, INC.

                                        /s/ Frederic D. Heller
April 24, 1997                     By:___________________________
                                        Frederic D. Heller
                                        Vice President-Finance